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                                                                   Exhibit 1.1

                                                                EXECUTION COPY

                           O'SULLIVAN INDUSTRIES, INC.
                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                                   as Issuers

                     O'SULLIVAN INDUSTRIES - VIRGINIA, INC.
                                  as Guarantor

                                  $100,000,000
                           100,000 UNITS CONSISTING OF
                    133/8% SENIOR SUBORDINATED NOTES DUE 2009
                       OF O'SULLIVAN INDUSTRIES, INC. AND
                      WARRANTS TO PURCHASE CAPITAL STOCK OF
                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.

                               PURCHASE AGREEMENT

November 23, 1999

LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         O'Sullivan Industries, Inc., a Delaware corporation (the "COMPANY") and O'Sullivan Industries Holdings, Inc., a Delaware corporation ("HOLDINGS" and, together with the Company, the "ISSUERS"), propose to issue and sell to Lehman Brothers Inc. (the "INITIAL PURCHASER"), upon the terms and considerations set forth in this agreement ("AGREEMENT"), 100,000 Units (the "UNITS"), each consisting of $1,000 principal amount of the Company's 133/8% Senior Subordinated Notes due 2009 (the "SERIES A NOTES") and one warrant (collectively, the "COMMON WARRANTS") to purchase 0.9327 shares of common stock of Holdings (the "COMMON STOCK") and one warrant (collectively, the "PREFERRED WARRANTS" and, together with the Common Warrants, the "WARRANTS") to purchase
0.3927 shares of series B junior preferred stock of Holdings (the "PREFERRED STOCK"), in each case with a par value of $0.01 per share, and each at an exercise price of $0.01 per share. Shares of Common Stock and Preferred Stock issuable upon exercise of the Warrants are collectively referred to herein as the "WARRANT SHARES." The Units, the Notes (as defined herein), the Warrants and the Warrant Shares are collectively referred to herein as the "SECURITIES." The Securities will have terms and provisions which are summarized in the Offering Memorandum dated as of the date hereof. The Series A Notes are to be issued pursuant to an indenture (the "INDENTURE") to be entered into among the Company, the Guarantor (as defined below) and Norwest Bank Minnesota, NA, as trustee (the "TRUSTEE"). The Series A Notes and the Exchange Notes (as defined herein) issuable in exchange therefor



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are collectively referred to as the "NOTES." The Notes will be guaranteed (the
"SUBSIDIARY GUARANTEE") by O'Sullivan Industries - Virginia, Inc. (the "GUARANTOR"). The Common Warrants and the Preferred Warrants are to be issued pursuant to separate warrant agreements, each to be dated the Closing Date (collectively, the "WARRANT AGREEMENTS"), between Holdings and Norwest Bank Minnesota, NA, as warrant agent (the "WARRANT AGENT"). The Units are to be issued pursuant to a unit agreement to be dated the Closing Date (the "UNIT AGREEMENT") among the Issuers, the Guarantor and Norwest Bank Minnesota, NA, as unit agent (the "UNIT AGENT"). This is to confirm the agreement concerning the purchase of the Units from the Issuers by the Initial Purchaser. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         Proceeds from the offering of the Securities will be used in connection with the recapitalization (the "RECAPITALIZATION") pursuant to the terms of an Amended and Restated Agreement and Plan of Merger, dated as of October 18, 1999 (the "AGREEMENT AND PLAN OF MERGER"), between OSI Acquisition, Inc. ("OSI") and Holdings. As part of the Agreement and Plan of Merger, OSI shall be merged with and into Holdings, with Holdings being the surviving corporation. The Agreement and Plan of Merger, the related agreements governing the terms of the Recapitalization and all closing documents relating to the closing of the Recapitalization are herein referred to as the "RECAPITALIZATION DOCUMENTS."

         The Units will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company and the Guarantor have prepared a preliminary offering memorandum, dated October 29, 1999 (the "PRELIMINARY OFFERING MEMORANDUM"), setting forth information regarding the Company, the Guarantor, the Notes and the Subsidiary Guarantee and the Issuers and the Guarantor have prepared an offering memorandum, dated November 23, 1999 (the "OFFERING MEMORANDUM"), setting forth information regarding the Issuers, the Guarantor, the Securities and the Subsidiary Guarantee. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all documents incorporated by reference and all amendments and supplements thereto. The Issuers and the Guarantor hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Units by the Initial Purchaser.

         It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Units (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION



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          REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH
          EVIDENCE, IF ANY, REQUIRED UNDER THE [INDENTURE] [WARRANT AGREEMENT] PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
          (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         You have advised the Issuers that you will make offers (the "EXEMPT RESALES") of the Units purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely (i) to persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBS") and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S ("REGULATION S") under the Securities Act (the persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S. You will offer the Units to Eligible Purchasers initially at a price equal to $980.46 per Unit. Such price may be changed at any time without notice.



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         Holders (including subsequent transferees) of the Series A Notes will have the registration rights described in the Offering Memorandum, which will be set forth in the registration rights agreement related thereto (the "DEBT REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreements). Holders (including subsequent transferees) of the Warrants and Warrant Shares will have the registration rights described in the Offering Memorandum, which will be set forth in the registration rights agreement (the "EQUITY REGISTRATION RIGHTS AGREEMENT" and, together with the Debt Registration Rights Agreement, the "REGISTRATION RIGHTS AGREEMENTS"), to be dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, for so long as such Warrants and Warrant Shares constitute Transfer Restricted Securities.

         Pursuant to the Debt Registration Rights Agreement, the Company and the Guarantor will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 133/8% Senior Subordinated Notes due 2009 (the "EXCHANGE NOTES"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Subsidiary Guarantee thereof and, if necessary, (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "DEBT REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes and to use their commercially reasonable best efforts to cause such Debt Registration Statements to be declared and remain effective and usable for the periods specified in the Debt Registration Rights Agreement and to consummate the Exchange Offer.

         Pursuant to the Equity Registration Rights Agreement, Holdings will agree to file a registration statement upon exercise of certain demand and "piggy-back" registration rights of the holders of the Warrants (an "EQUITY REGISTRATION STATEMENT") covering the resale of the Warrants and the resale of the shares of Common Stock and Preferred Stock issuable upon exercise of the Warrants by the holder thereof and to use all commercially reasonable best efforts to cause such Equity Registration Statement to be declared effective and to remain effective for the period specified in the Equity Registration Rights Agreement. In addition, pursuant to a stockholders agreement (the "STOCKHOLDERS AGREEMENT"), dated as of the Closing Date, among Holdings, Bruckmann, Rosser, Sherrill & Co., II, L.P. ("BRS"), the BRS Investors (as defined therein), the Executives (as defined therein) and the Initial Purchaser, holders of the Warrants and shares of Common Stock and Preferred Stock issuable upon exercise of the Warrants shall also have certain "tag-along" rights and will be subject to certain "drag-along" rights with respect to sales of Holdings' capital stock by BRS and its affiliates to third parties.

         Holders of Warrants will be required to deliver certain information to be used in connection with the Equity Registration Statement within the time periods specified in the Equity Registration Rights Agreement in order to have their Warrants or related shares of capital stock included in the Equity Registration Statement.



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         This Agreement, the Indenture, the Notes, the Subsidiary Guarantee, the
Warrant Agreements, the Warrants, the Unit Agreement, the Units, the
Registration Rights Agreements and the Senior Credit Facilities (as defined in the Offering Memorandum) are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ISSUERS AND THE GUARANTOR. The Issuers and the Guarantor represent, warrant and agree that:

                  (a) The Preliminary Offering Memorandum with respect to the Notes and Offering Memorandum with respect to the Units have been prepared by the Issuers and the Guarantor for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto), or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of any Issuer or the Guarantor, is contemplated.

                  (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date (together with any supplement or amendment thereto), did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Issuers in writing by or on behalf of the Initial Purchaser expressly for use therein.

                  (c) The market-related and customer-related data and estimates included in the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) are based on or derived from sources which the Issuers believe to be reliable and accurate.

                  (d) Each of the Issuers and their subsidiaries (as defined in Section 14 hereof) have been and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be duly incorporated and are and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so register or qualify or to be in good standing would not be reasonably expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), results of operation, assets, liabilities, management, prospects or value of the Issuers and their subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), and have and, after giving effect to the Recapitalization



                                       5
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in accordance with the terms of the Recapitalization Documents, will have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

                  (e) Each of the Issuers has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of each of the Issuers have been and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be duly and validly authorized and issued, are and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be fully paid and non-assessable and conform and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will conform to the description thereof contained in the Offering Memorandum; and all of the issued shares of capital stock of each subsidiary of the Issuers have been and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be duly and validly authorized and issued and are and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be fully paid and non-assessable and (except for directors' qualifying shares) are and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be owned directly or indirectly by the Issuers, free and clear of all liens, encumbrances, equities or claims, except pursuant to the Senior Credit Facilities.

                  (f) The Warrants, when issued on the Closing Date, will provide for the right to purchase 6.0% of the fully-diluted Common Stock and 6.0% of the fully-diluted junior preferred stock of Holdings.

                  (g) Each of the Issuers and the Guarantor has all requisite power and authority to execute, deliver and perform its obligations under the Operative Documents.

                  (h) This Agreement has been duly authorized, executed and delivered by the Issuers and the Guarantor.

                  (i) The Indenture has been duly and validly authorized by the Company and the Guarantor and upon its due execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Indenture.

                  (j) Each of the Issuers has duly and validly authorized the issuance of the Series A Notes and the Warrants as a Unit. When the Units are issued and delivered to and



                                       6
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paid for by the Initial Purchaser in accordance with the terms of this
Agreement, the Units will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Units.

                  (k) The Series A Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Series A Notes will conform, in all material respects, to the description thereof contained in the Offering Memorandum.

                  (l) The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Debt Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (m) The Warrants have been duly authorized by Holdings, and will have been validly delivered by Holdings as of the Closing Date. When the Warrants are issued, the Warrants will be the valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Warrants.

                  (n) The Stockholders Agreement has been duly and validly authorized by Holdings, and when duly executed and delivered by each of Holdings, BRS, the BRS Investors and the Executives (assuming due execution and delivery by the Initial Purchaser) will be the valid and binding obligation of each of Holdings, BRS, the BRS Investors and the Executives, enforceable against each of Holdings, BRS, the BRS Investors and the Executives in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent



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conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Stockholders Agreement.

                  (o) The Warrant Shares have been duly and validly authorized for issuance by Holdings, and when issued in accordance with the terms of the Warrant Agreements will be fully paid and nonassessable and will not be subject to any preemptive or similar rights. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Warrant Shares.

                  (p) The Subsidiary Guarantee to be endorsed on the Series A Notes by the Guarantor has been duly and validly authorized by the Guarantor and when duly executed and delivered by the Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Series A Notes in accordance with the Indenture and the issuance of the Series A Notes in the sale to the Initial Purchaser contemplated by this Agreement, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Subsidiary Guarantee to be endorsed on the Series A Notes by the Guarantor.

                  (q) The Subsidiary Guarantee to be endorsed on the Exchange Notes by the Guarantor has been duly and validly authorized by the Guarantor and if and when duly executed and delivered by the Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Exchange Notes in accordance with the Indenture and the issuance of the Exchange Notes in the Exchange Offer contemplated by the Debt Registration Rights Agreement, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Subsidiary Guarantee to be endorsed on the Exchange Notes by the Guarantor.

                  (r) Each of the Warrant Agreements has been duly and validly authorized by Holdings, and when duly executed and delivered by Holdings, and (assuming due execution and delivery by the Warrant Agent) will be the valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Warrant Agreements.

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                  (s) The Equity Registration Rights Agreement has been duly authorized by Holdings and, when executed by each of Holdings, BRS, the BRS Investors and the Executives in accordance with the terms hereof, will be validly executed and delivered and (assuming the due execution and delivery thereof by the Initial Purchaser) will be the valid and binding obligation of each of Holdings, BRS, the BRS Investors and the Executives, enforceable against each of Holdings, BRS, the BRS Investors and the Executives in accordance with its terms, subject to the effects of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and as to rights of indemnification, by Federal or state securities laws or principles of public policy. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Equity Registration Rights Agreement.

                  (t) The Debt Registration Rights Agreement has been duly authorized by the Company and the Guarantor and, when executed by the Company and the Guarantor in accordance with the terms hereof, will be validly executed and delivered and (assuming the due execution and delivery thereof by the Initial Purchaser) will be the valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the effects of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Debt Registration Rights Agreement.

                  (u) The Unit Agreement has been duly and validly authorized by the Issuers and the Guarantor, and when duly executed and delivered by the Issuers and the Guarantor, and (assuming due execution and delivery by the Unit Agent) will be the valid and binding obligation of the Issuers and the Guarantor, enforceable against the Issuers and the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and as to rights of indemnification, by Federal or state securities laws or principles of public policy. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Unit Agreement.

                  (v) The Agreement and Plan of Merger has been duly and validly authorized executed and delivered by Holdings and OSI and is the valid and binding obligation of Holdings and OSI enforceable against Holdings and OSI in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Agreement and Plan of Merger.

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                  (w) The Senior Credit Facilities have been duly and validly authorized by the Issuers, and when duly executed and delivered by the Issuers, and (assuming due execution and delivery by the other parties thereto) will be the valid and binding obligation of each of the Issuers, enforceable against the Issuers in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Senior Credit Facilities.

                  (x) Neither of the Issuers nor any of their subsidiaries is or, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be (i) in violation of its charter or by-laws or other organizational document, as the case may be, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii) for such defaults which would not, singly or in the aggregate, have a Material Adverse Effect.

                  (y) The execution, delivery and performance of this Agreement, the other Operative Documents and the Agreement and Plan of Merger by the Issuers and the Guarantor (as applicable), compliance by the Issuers and the Guarantor (as applicable) with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby and the consummation of the Recapitalization will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or a constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Issuer or any of their subsidiaries is a party or by which any Issuer or any of their subsidiaries is bound or to which any of the property or assets of the Issuers or any of their subsidiaries is subject, that would have, singly or in the aggregate, a Material Adverse Effect,
(ii) result in any violation of the provisions of the charter or by-laws of the Issuers or any of their subsidiaries, (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Issuer or any of their subsidiaries or any of their respective properties or assets, that would have, singly or in the aggregate, a Material Adverse Effect, (iv) result in the imposition of or creation of (or the obligation to create or impose) a lien, encumbrance, equity or claim under, any agreement or instrument to which any Issuer or any of their subsidiaries is a party or by which any Issuer or any of their subsidiaries or any of their respective property is bound, except where such lien, encumbrance, equity or claim would not have a Material Adverse Effect or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Issuers or any of their subsidiaries or result in any other impairment of the rights of the holder of any such Authorization; and except as and as have been or will be obtained by the Closing Date and as may be required in connection with the registration of the Exchange Notes under the Securities Act, qualification of the Indenture under the TIA and compliance with the securities and Blue Sky laws of various jurisdictions, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the other Operative Documents and the Agreement and Plan of Merger by the Issuers and the Guarantor (as applicable), compliance by the Issuers and Guarantors (as applicable) with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby and the consummation of the Recapitalization.

                  (z) Except as described in the Offering Memorandum, there are and, immediately after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be no legal or governmental proceedings pending or to the knowledge of the Issuers threatened to which any Issuer or any of their subsidiaries is or to the knowledge of the Issuers could be a party or of which any property or assets of the Issuers or any of their subsidiaries is or could be the subject which, if determined adversely to the Issuers or any of their subsidiaries, would, singly or in the aggregate, have a Material Adverse Effect; and to the best of the Issuers' knowledge, no such proceedings are and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be threatened or contemplated by governmental authorities or threatened by others.

                  (aa) Except as would not, singly or in the aggregate, have a Material Adverse Effect, there has and, immediately after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, and will have been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Issuers or any of their subsidiaries (or, to the knowledge of the Issuers, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Issuers or their subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has and, immediately after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, and will have been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Issuers or any of their subsidiaries or with respect to which the Issuers or any of their subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (bb) The Issuers are and, immediately after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, and will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has and, immediately after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, and will have occurred with respect to any "pension plan" (as defined in ERISA) for which the Issuers would have any liability; the Issuers have and, immediately after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, and will have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Issuers would have any liability that is intended to be qualified under Section 401(a) of the Code is and, immediately after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, and will be so qualified in all material respects and nothing has or will have occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (cc) Each of the Issuers and their subsidiaries has and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will have such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will have made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable environmental laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be valid and in full force and effect, and each of the Issuers and their subsidiaries is and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will contain, no restrictions that are burdensome to the Issuers or any of their subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (dd) Each of the Issuers and their subsidiaries has and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Offering Memorandum, such as are in favor of the lenders under the Senior Credit Facilities, or such as would not, singly or in the aggregate, have a Material Adverse Effect; and all the real property and buildings held under lease by the Issuers and their subsidiaries are and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will be held by them under valid, subsisting and enforceable leases, with only such exceptions as would not, singly or in the aggregate, have a Material Adverse Effect.

                  (ee) Each of the Issuers and their subsidiaries owns or possesses and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will own and possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, and has and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will have no reason to believe that the conduct of their respective business will conflict with, and has and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will have not received any notice of any claim of conflict with, any such rights of others, except as would not, singly or in the aggregate, have a Material Adverse Effect.

                  (ff) PricewaterhouseCoopers LLP, who have certified certain financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum, whose report appears therein and who have delivered the letter referred to in Section 7(g) hereof, are independent public accountants under Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings thereunder.

                  (gg) The historical financial statements (including the related notes and schedules) included or incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto) present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles of the United States applied on a consistent basis throughout the periods involved; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Issuers and the Guarantor.

                  (hh) The pro forma financial statements included or incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto) have been prepared on a basis consistent with the historical financial statements included in the Offering

Memorandum and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Offering Memorandum, and such pro forma financial statements include all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act to reflect the transactions described in the Offering Memorandum. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

                  (ii) Neither of the Issuers nor any of their subsidiaries is and, after giving effect to the Recapitalization in accordance with the Recapitalization Documents and the offering and sale of the Units and the application of the net proceeds thereof as described in the Offering Memorandum, will be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                  (jj) Except as described in the Offering Memorandum, there are and, after giving effect to the Recapitalization in accordance with the Recapitalization Documents, will be no contracts, agreements or understandings between the Issuers and any person granting such person the right to require the Issuers to file a registration statement under the Securities Act with respect to any securities of the Issuers owned or to be owned by such person or to require the Issuers to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Issuers under the Securities Act.

                  (kk) Neither the Issuers nor any of their subsidiaries, nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (ll) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Issuers that it is considering imposing) any condition (financial or otherwise) on any Issuer's retaining any rating assigned to the Issuers, any securities of any Issuer or
(ii) has indicated to any Issuer that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of any Issuer or any securities of any Issuer.

                  (mm) Neither of the Issuers nor any of their subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum that would, singly or in the aggregate, have a Material Adverse Effect; and, since such date, otherwise than as set forth or contemplated in the

Offering Memorandum, there has not been any change in the capital stock or long-term debt of the Issuers or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Issuers and their subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect.

                  (nn) Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, (i) the Issuers have not issued or granted any securities, other than those issued or granted under employee stock option plans disclosed in the Offering Memorandum; (ii) neither of the Issuers nor any of their subsidiaries have incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business; (iii) neither of the Issuers nor any of their subsidiaries has entered into any transaction not in the ordinary course of business; and (iv) the Issuers have not declared or paid any dividend on their capital stock.

                  (oo) Holdings has delivered to the Initial Purchaser true and corrected conformed copies of the Agreement and Plan of Merger, including all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto, except as have been delivered to the Initial Purchaser.

                  (pp) No labor disturbance by the employees of the Issuers or any of their subsidiaries exists and, after giving effect to the Recapitalization in accordance with the Recapitalization Documents, will exist or, to the knowledge of the Issuers, is and, after giving effect to the Recapitalization in accordance with the Recapitalization Documents, will be imminent which might be expected to have a Material Adverse Effect. To the best knowledge of the Issuers, no collective bargaining organizing activities are taking place with respect to the Issuers or any of their subsidiaries which might be expected to have a Material Adverse Effect.

                  (qq) Each of the Issuers and their subsidiaries (i) makes and keeps and, after giving effect to the Recapitalization in accordance with the Recapitalization Documents, will make and keep accurate books and records and
(ii) maintains and, after giving effect to the Recapitalization in accordance with the Recapitalization Documents, will maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (rr) The Issuers and their subsidiaries have and, immediately after giving effect to the Recapitalization in accordance with the Recapitalization Documents, will have filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof and have and, after giving effect to the Recapitalization in accordance with the Recapitalization Documents, will have paid all material taxes due thereon, and no tax deficiency has and, immediately after giving effect to the Recapitalization in accordance with the Recapitalization Documents, will have been determined adversely to the Issuers or any of their subsidiaries which has and, immediately after giving effect to the Recapitalization in accordance with the Recapitalization Documents, will have had (nor to the actual knowledge of the Issuers, has any deficiency been asserted which, if determined adversely to the Issuers or any of their subsidiaries, might have) a Material Adverse Effect.

                  (ss) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

                  (tt) When the Securities and the Subsidiary Guarantee are issued and delivered pursuant to this Agreement, such Securities and Subsidiary Guarantee will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of any Issuer or the Guarantor that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or that are quoted in a United States automated inter-dealer quotation system.

                  (uu) Assuming (i) that your representations and warranties in
Section 2 are true, (ii) compliance by you with your covenants set forth in
Section 2 and (iii) that each of the Eligible Purchasers is a QIB or a person who acquires the Units in an "offshore transaction" and is not a "U.S. Person" (within the meaning of Regulation S under the Securities Act), the purchase of the Units by pursuant hereto and the resale of the Units pursuant hereto pursuant to Exempt Resales is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising was used by any Issuer or the Guarantor or any of their representatives (other than you, as to whom the Issuers and the Guarantor make no representation) in connection with the offer and sale of the Units, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (vv) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

                  (ww) None of the Issuers, the Guarantor nor any of their respective affiliates or any person acting on their behalf (other than the Initial Purchaser, as to whom the Issuers and the Guarantor make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Units.

                  (xx) The Units offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (yy) The sale of the Units pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (zz) The Issuers, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Issuers and the Guarantor make no representation) have complied with and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Documents, will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g)(2).

                  (aaa) The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the distribution compliance periods referred to in Rule 903(c)(3) of the Securities Act and only upon certification of beneficial ownership of such Security by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

                  (bbb) No registration under the Securities Act of the Securities or the Subsidiary Guarantee is required for the sale of the Securities and the Subsidiary Guarantee to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in Section 2 hereof.

                  (ccc) Each certificate signed by any officer of any Issuer or the Guarantor and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by such Issuer or Guarantor to the Initial Purchaser as to the matters covered thereby.

                  (ddd) The Issuers and each of their subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Issuers believe is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                  (eee) There are no contracts or other documents which are required to be described in the Offering Memorandum by the Securities Act or by the rules and regulations thereunder which have not been described in the Offering Memorandum or incorporated therein by reference as permitted by the rules and regulations.

                  (fff) No material relationship, direct or indirect, exists between or among the Issuers or any of their subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuers or any of their subsidiaries on the other hand, except as described in the Offering Memorandum.

                  (ggg) Neither of the Issuers nor any of their subsidiaries, nor any director, officer, agent, employee and, to the knowledge of the Issuers, no other person associated with or acting on behalf of the Issuers or any of their subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (hhh) The statements set forth in the Offering Memorandum under the captions "Description of Certain Indebtedness," "Description of Units," "Description of Notes" and "Description of Warrants," insofar as they describe the terms of the agreements and securities referred to therein, are accurate and fairly present the information required to be shown in all material respects.

                  (iii) The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the securities purchase agreement for the senior notes of Holdings to be issued on the Closing Date (the "SECURITIES PURCHASE AGREEMENT").

                  (jjj) The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the management services agreement between BRS and the Company to be executed on the Closing Date (the "MANAGEMENT SERVICES AGREEMENT").

         2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INITIAL PURCHASER. The Initial Purchaser represents and warrants with respect to itself that:

                  (a) It is a QIB or an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act (each, an "ACCREDITED INSTITUTION"), in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units.

                  (b) It (i) is not acquiring the Units with a view to any distribution thereof or with any present intention of offering or selling any of the Units in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Units only from, and will offer to sell Units only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell the Units pursuant to, nor has it offered or sold the Units by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Units.

                  (c) The Units have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser represents that it has not offered, sold or delivered the Units, and will not offer, sell or deliver the Units (i) as part of its distribution at any time or
(ii) otherwise until one year after the later of the commencement of the offering of the Units and the Closing Date or such longer period as may then be applicable under Regulation S (such period, the "DISTRIBUTION COMPLIANCE PERIOD"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Securities Act. Accordingly, the Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Units, and it, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

                  (d) It agrees that, at or prior to confirmation of a sale of Units (other than a sale pursuant to Rule 144A in transactions that are exempt from the registration requirements of the Securities Act), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units from it during the Restricted Period a confirmation or notice substantially to the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons
                  (i) as part of their distribution at any time or (ii) otherwise until one year (in the case of equity securities) or 40 days (in the case of debt securities) after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

                  (e) The Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Units, except with its affiliates or with the prior written consent of the Issuers.

                  (f) The Initial Purchaser agrees not to cause any advertisement of the Units to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Units, except such advertisements as include the statements required by Regulation S.

                  (g) The sales of the Units pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (h) The Initial Purchaser understands that the Issuers and the Guarantor and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7 hereof, counsel to the Issuers and the Guarantor and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

                  The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

         3. PURCHASE OF THE UNITS BY THE INITIAL PURCHASER. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Issuers agree to sell the Units to the Initial Purchaser and the Initial Purchaser agrees to purchase $100,000,000 aggregate principal amount of Units. The Initial Purchaser will purchase such aggregate principal amount of Units at an aggregate purchase price equal to $950.46 per Unit (the "PURCHASE PRICE").

                  (a) The Issuers shall not be obligated to deliver any of the Units to be delivered on the Closing Date (as defined herein), except upon payment for all the Units to be purchased on the Closing Date as provided herein.

          4. DELIVERY OF THE UNITS AND PAYMENT THEREFOR.

                  (a) Delivery to the Initial Purchaser of and payment for the Units shall be made at the office of Kirkland & Ellis, 153 East 53rd Street, New York, New York, at 9:00 A.M., New York City time, on November 30, 1999 (the "CLOSING DATE"). The place of closing for the Units and the Closing Date may be varied by agreement between the Initial Purchaser and the Issuers.

                  (b) The Units will be delivered to the Initial Purchaser against payment of the purchase price therefor in immediately available funds. The Units will be evidenced by one or more global securities in definitive form (the "GLOBAL UNIT") and/or by additional definitive securities, and will be registered, in the case of the Global Unit, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchaser shall request prior to 9:30
A. M., New York City time, on the second business day preceding the Closing Date. The Units to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

                  (c) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder.

         5. FURTHER AGREEMENTS OF THE ISSUERS AND THE GUARANTOR. The Issuers and the Guarantor agree with the Initial Purchaser as follows:

                  (a) The Issuers and the Guarantor will advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Issuers and the Guarantor shall use all commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws, the Issuers and the Guarantor shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) The Issuers and the Guarantor will furnish to the Initial Purchaser, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum, and any amendments or supplements thereto, as it may reasonably request.

                  (c) The Issuers and the Guarantor will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which it shall reasonably object after being so advised.

                  (d) Prior to the execution and delivery of this Agreement, the Issuers and the Guarantor shall have delivered or will deliver to the Initial Purchaser, without charge, in such quantities as the Initial Purchaser shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum.

                  (e) The Company and the Guarantor consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchaser and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by them. The Issuers and the Guarantor consent to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the Initial Purchaser and by all dealers to whom Units may be sold, in connection with the offering and sale of the Units.

                  (f) If, at any time prior to completion of the distribution of the Units by the Initial Purchaser to Eligible Purchasers, any event shall occur that in the judgment of any Issuer or the Guarantor or in the opinion of counsel for the Initial Purchaser should be set forth in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Issuers and the Guarantor will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchaser and dealers a reasonable number of copies thereof.

                  (g) The Issuers and the Guarantor will cooperate with the Initial Purchaser and with its counsel in connection with the qualification of the Units for offering and sale by the Initial Purchaser and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; PROVIDED that in no event shall either of the Issuers or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

                  (h) During the period beginning on the date hereof and continuing to and including the date 180 days after the Closing Date, the Issuers and the Guarantor will not offer, sell, contract to sell or otherwise transfer or dispose of any debt or equity securities (except pursuant to the Exchange Offer) of the Issuers or the Guarantor or any of their subsidiaries or any warrants, rights or options to purchase or otherwise acquire debt or equity securities of the Issuers or the Guarantor or any of their subsidiaries substantially similar to the Securities and the Subsidiary Guarantee (other than (i) the Securities and the Subsidiary Guarantee, (ii) debt to be incurred or equity to be sold or issued in connection with the Recapitalization, as described in the Offering Memorandum, and (iii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchaser.

                  (i) So long as any of the Securities are outstanding, the Issuers and the Guarantor will furnish to the Initial Purchaser (i) as soon as available, a copy of each report of the Issuers mailed to stockholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Issuers and/or the Guarantor as the Initial Purchaser may reasonably request.

                  (j) The Issuers and the Guarantor will apply the net proceeds from the sale of the Units to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

                  (k) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, the Issuers and the Guarantor have not taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units. Except as permitted by the Securities Act, the Issuers and the Guarantor will not distribute any offering material in connection with the Exempt Resales.

                  (l) The Issuers and the Guarantor will use their best efforts to permit the Units, Series A Notes and Warrants to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Units, Series A Notes and Warrants to be eligible for clearance and settlement through DTC.

                  (m) From and after the Closing Date, so long as any of the Securities are outstanding and are "restricted securities" within the meaning of the Rule 144(a)(3) under the Securities Act or, if earlier, until two years after the Closing Date, but only during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Issuers and the Guarantor will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the

Securities Act to permit compliance with Rule 144A in connection with resale of the Securities.

                  (n) The Issuers and the Guarantor agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Units.

                  (o) The Issuers and the Guarantor (as applicable) agree to comply with all the terms and conditions of the Registration Rights Agreements, the Indenture, the Unit Agreement and the Warrant Agreements and all agreements set forth in the representation letters of the Issuers and the Guarantor to DTC relating to the approval of the Units, Notes and Warrants by DTC for "book entry" transfer.

                  (p) The Company and the Guarantor agree to cause the Exchange Offer to be made in the appropriate form, as contemplated by the Debt Registration Rights Agreement, to permit registration of the Exchange Notes to be offered in exchange for the Series A Notes, and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (q) The Company and the Guarantor agree that prior to any registration of the Exchange Notes pursuant to the Debt Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the 1939 Act and any necessary supplemental indentures will be entered into in connection therewith.

                  (r) Holdings agrees to cause the filing of the Equity Registration Statement to be made on the appropriate form, as contemplated by the Equity Registration Rights Agreement.

                  (s) The Issuers and the Guarantor will not voluntarily claim, and will resist actively all attempts to claim, the benefit of any usury laws against holders of the Securities.

                  (t) The Issuers and the Guarantor will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchaser's obligations hereunder to purchase the Units.

         6. EXPENSES. The Issuers and the Guarantor agree to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the other Operative Documents, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection wherewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iii) the authorization, issuance, sale and delivery by the Issuers and the Guarantor of the Units and the Subsidiary Guarantee, (iv) the qualification of the Units and the Subsidiary Guarantee for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification),
(v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Securities and the Subsidiary Guarantee (including, without limitation, printing and engraving thereof), (vii) the fee, disbursements and expenses of the Issuers' and the Guarantor's counsel and accountants, (viii) the fees, disbursements and expenses and listing fees in connection with the application for quotation of the Securities in PORTAL, (ix) all fees and expenses (including fees and expenses of counsel) of the Issuers and the Guarantor in connection with approval of the Units, Notes and Warrants by DTC for "book-entry" transfer, (x) any fees charged by securities rating services for rating the Notes and (xi) the performance by the Issuers and the Guarantor of their other obligations under this Agreement.

         7. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Issuers and the Guarantor contained herein, to the performance by the Issuers and the Guarantor of their obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Offering Memorandum shall have been printed and copies made available to you not later than 6:00 p.m., New York City time, on the Business Day following the date of this Agreement, or at such later date and time as you may approve in writing.

                  (b) The Initial Purchaser shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the Initial Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the Issuers and the Guarantor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Kirkland & Ellis shall have furnished to the Initial Purchaser, its written opinion (based on the assumptions and subject to the exclusions contained therein), as counsel to the Issuers and the Guarantor, addressed to the Initial Purchaser and dated the Closing Date, substantially in the form of Exhibit A hereto.

                  (e) Hogan & Hartson L.L.P. shall have furnished to the Initial Purchaser, its written opinion, as special Virginia counsel to the Issuers and the Guarantor, addressed to the Initial Purchaser and dated the Closing Date, substantially in the form of Exhibit B hereto.

                  (f) The Initial Purchaser shall have received from Latham & Watkins, counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Units, the Offering Memorandum and other related matters as the Initial Purchaser may reasonably require, and the Issuers and the Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) At the time of execution of this Agreement, the Initial Purchaser shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof (i) confirming that they are independent public accountants under Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings thereunder and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information (including pro forma financial information) and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (h) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Initial Purchaser concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Issuers and the Guarantor shall have furnished to the Initial Purchaser a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Initial Purchaser and dated the Closing Date (i) confirming that they are independent public accountants under Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings thereunder, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information (including pro forma financial information) and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (i) The Issuers and the Guarantor shall have furnished to the Initial Purchaser a certificate, dated the Closing Date, of its Chief Executive Officer, its President or a Vice President and its chief financial officer stating that:

                  (j) The representations, warranties and agreements of the Issuers and the Guarantor in Section 1 are true and correct in all material respects, except for those representations and warranties qualified by materiality, in which case such representations and warranties are true in all respects as of the Closing Date; the Issuers and the Guarantor have complied with all its agreements contained herein in all material respects; and the conditions set forth in Sections 7(j) and 7(l) have been fulfilled in material respects; and

                  (k) They have carefully examined the Offering Memorandum and, in their opinion (A) as of its date, the Offering Memorandum did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of such Offering Memorandum no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

                  (l) Neither of the Issuers nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Issuers or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Issuers and their subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or
(ii), is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the delivery of the Units being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

                  (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

                  (n) Subsequent to the execution and delivery of this Agreement
(i) no downgrading shall have occurred in the rating accorded debt securities or preferred stock of any Issuer or Guarantor by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers' debt securities or preferred stock.

                  (o) Each of the Issuers and the Guarantor shall have furnished a Secretary's Certificate in form and substance satisfactory to the Initial Purchaser.

                  (p) The Initial Purchaser shall have received, addressed to the Initial Purchaser a solvency certificate that is identical to the solvency certificate required to be delivered to the lenders under the Senior Credit Facilities.

                  (q) Latham & Watkins shall have been furnished with such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (r) The issuance and sale of notes contemplated by the Securities Purchase Agreement shall have been consummated on the terms described in the Offering Memorandum.

                  (s) The Initial Purchaser shall have received an executed copy of the Management Services Agreement in form and substance satisfactory to the Initial Purchaser.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

         8.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Issuers and the Guarantor shall indemnify and hold harmless the Initial Purchaser, its officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which the Initial Purchaser, that officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Issuers (or based upon any written information furnished by the Issuers) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Issuers and the Guarantor shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse the Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser, that officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Issuers and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuers and the Guarantor by or on behalf of the Initial Purchaser specifically for inclusion therein; and PROVIDED FURTHER, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Units, or any person controlling such Initial Purchaser, if a copy of the Offering Memorandum (as then amended or supplemented if the Issuers and the Guarantor shall have furnished any amendments or supplements thereto) was not seen or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Offering Memorandum (as so amended or supplemented) would have corrected any such untrue statement of a material fact contained in, and each omission or alleged omission of material fact from, such Preliminary Offering Memorandum giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Issuers and the Guarantor with Section 5(b) hereof. The foregoing indemnity agreement is in addition to any liability which the Issuers and the Guarantor may otherwise have to the Initial Purchaser or to any officer, employee or controlling person of the Initial Purchaser.

                  (b) The Initial Purchaser shall indemnify and hold harmless the Issuers and the Guarantor, their officers and employees, each of their directors, and each person, if any, who controls any Issuer or the Guarantor within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any Issuer or the Guarantor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuers and the Guarantor by or on behalf of the Initial Purchaser specifically for inclusion therein, and shall reimburse the Issuers and the Guarantor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Issuers and the Guarantor or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchaser may otherwise have to the Issuers and the Guarantor or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel, it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchaser, if the indemnified parties under this Section 8 consist of the Initial Purchaser or any of its officers, employees or controlling persons, or by the Issuers and the Guarantor, if the indemnified parties under this Section 8 consist of the Issuers, the Guarantor or any of their directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers and the Guarantor, on the one hand, and the Initial Purchaser, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantor, on the one hand, and the Initial Purchaser, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantor, on the one hand, and the Initial Purchaser, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Issuers and the Guarantor, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross


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


proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Guarantor or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Guarantor and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Units purchased by it were resold to the Eligible Purchasers exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The Initial Purchaser confirms and the Issuers and the Guarantor acknowledge that the statements with respect to the offering of the Units by the Initial Purchaser set forth in the first sentence of the second paragraph, in the second to last sentence in the third paragraph, in the first and second sentence of the fourth paragraph and in all of the sixth paragraph under the caption "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information concerning the Initial Purchaser furnished in writing to the Issuers and the Guarantor by or on behalf of the Initial Purchaser specifically for inclusion in the Offering Memorandum.

         9. TERMINATION. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to and received by the Issuers and the Guarantor prior to delivery of and payment for the Units if, prior to that time, any of the events described in Sections 7(j), 7(k) or 7(l) shall have occurred, or if the Initial Purchaser shall decline to purchase the Units for any reason permitted under this Agreement.

         10. REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES. If the Issuers and the Guarantor shall fail to tender the Units for delivery to the Initial Purchaser by reason of any failure, refusal or inability on the part of the Issuers and the Guarantor to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Issuers and the Guarantor is not fulfilled, the Issuers and the Guarantor will reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of the Units, and upon demand the Issuers and the Guarantor shall pay the full amount thereof to the Initial Purchaser.

         11. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department, (Fax: 212-526-6588), with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Kirk A. Davenport (Fax: 212-751-4864) and, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, NY 10285; and

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Rowland H. Geddie, III, Esq. (Fax:
417-682-8113), with a copy to Kirkland & Ellis, International Financial Centre, Old Broad Street, London EC2N 1HQ, UK, Attention: M. Gilbey Strub
(Fax:  44 171 816-8800).

                  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers and the Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given by the Initial Purchaser.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Issuers and the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Issuers and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchaser contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of directors of the Issuers and the Guarantor and any person controlling any Issuer or the Guarantor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         13. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Issuers and the Guarantor and the Initial Purchaser contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         14. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the rules and regulations of the Commission under the Securities Act.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of laws.

                  Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "SPECIFIED COURTS"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         16. PRIOR AGREEMENTS. The parties to this Agreement acknowledge and agree that this Agreement supersedes Section 2 of that certain Interim Loan Fee Letter, dated as of October 17, 1999, by and among the Initial Purchaser, OSI and the other parties thereto (the "INTERIM LOAN FEE LETTER") and that from and after the date hereof, the Interim Loan Commitment (as defined in that certain Commitment Letter, dated as of October 17, 1999, by and among the Initial Purchaser, OSI and the other parties thereto) and Section 2 of the Interim Loan Fee Letter shall have no further force and effect.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            (Signature Pages Follow)

         If the foregoing correctly sets forth the agreement between the Issuers and the Guarantor and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.



Very truly yours,

O'SULLIVAN INDUSTRIES, INC.

By:  /s/ Phillip J. Pacey
   -----------------------
     Name:
     Title:

O'SULLIVAN INDUSTRIES HOLDINGS, INC.

By:  /s/ Phillip J. Pacey
   -----------------------
     Name:
     Title:

O'SULLIVAN INDUSTRIES - VIRGINIA, INC.

By:  /s/ Phillip J. Pacey
   -----------------------
     Name:
     Title:

Accepted:

LEHMAN BROTHERS INC.

By:  /s/ Mark W. Filipski
   -------------------------
   AUTHORIZED REPRESENTATIVE


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